As filed with the Securities and Exchange Commission on August 27, 2013

Registration No. 333-133184

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 10
to

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE NEIMAN MARCUS GROUP, INC.

(Exact name of registrant as specified in its charter)
(see table of additional registrants)

Delaware	5311	95-4119509
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Marcus Square,
1618 Main Street,
Dallas, Texas 75201,
(214) 743-7600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tracy M. Preston, Esq.	Robert P. Davis, Esq.
The Neiman Marcus Group, Inc.	Cleary Gottlieb Steen & Hamilton LLP
One Marcus Square, 1618 Main Street	One Liberty Plaza
Dallas, Texas 75201	New York, New York 10006
(214) 743-7600	(212) 225-2670
(Name, address, including zip code, and telephone number,	(Copies of all communications, including
including area code, of agent for service)	communications sent to agent for service)

Approximate date of commencement of proposed sale to the public:   Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of Agent for Service, of Registrant’s Principal Executive Offices
Neiman Marcus, Inc.	Delaware	5311	20-3509435	1618 Main St. Dallas, TX 75201 214-743-7600
NM Financial Services, Inc.	Delaware	5311	86-0862446	3200 Las Vegas Blvd. Las Vegas, NV 89109 702-731-3636
BergdorfGoodman.com, LLC	Delaware	5311	20-1470289	1618 Main St. Dallas, TX 75201 214-743-7600
Bergdorf Goodman, Inc.	New York	5311	13-0485530	754 Fifth Ave. New York, NY 10019 212-753-7300
Bergdorf Graphics, Inc.	New York	5311	13-2739271	754 Fifth Ave. New York, NY 10019 212-753-7300
NEMA Beverage Corporation	Texas	5311	75-2323412	1618 Main St. Dallas, TX 75201 214-741-6911
NEMA Beverage Holding Corporation	Texas	5311	75-2849264	1618 Main St. Dallas, TX 75201 214-741-6911
NEMA Beverage Parent Corporation	Texas	5311	75-2849262	1618 Main St. Dallas, TX 75201 214-741-6911
Worth Avenue Leasing Company	Florida	5311	04-3435996	1618 Main St. Dallas, TX 75201 214-741-6911
NMGP, LLC	Virginia	5311	06-1701558	1618 Main St. Dallas, TX 75201 214-741-6911
NM Nevada Trust	Massachusetts	5311	04-3343700	3200 Las Vegas Blvd. Las Vegas, NV 89109 702-731-3636

DEREGISTRATION OF SECURITIES

As originally filed, this registration statement registered under the Securities Act of 1933, as amended, resales of two series of debt securities, each issued by The Neiman Marcus Group, Inc. and guaranteed by the other registrants named herein:  the 9%/9 ¾% Senior Notes due 2015 (the “senior notes”) and the 10 3/8% Senior Subordinated Notes due 2015 (the “senior subordinated notes”).  After all senior notes were retired, this registration statement was updated through Post-Effective Amendment No. 8 to withdraw the senior notes not previously sold thereunder from registration.

All senior subordinated notes have now been retired as well, and the registrants hereby deregister, by means of this Post-Effective Amendment No. 10, the senior subordinated notes, to the extent not previously sold hereunder, and all guarantees of securities not previously sold hereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Neiman Marcus Group, Inc. has duly caused this Post-Effective Amendment No. 10 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 27th day of August, 2013.

THE NEIMAN MARCUS GROUP, INC.

By:	/s/ James E. Skinner
James E. Skinner
Executive Vice President, Chief Operating Officer and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Neiman Marcus, Inc. has duly caused this Post-Effective Amendment No. 10 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 27th day of August, 2013.

NEIMAN MARCUS, INC.

By:	/s/ James E. Skinner
James E. Skinner
Executive Vice President, Chief Operating Officer and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NM Financial Services, Inc. has duly caused this Post-Effective Amendment No. 10 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 27th day of August, 2013.

NM FINANCIAL SERVICES, INC.

By:	/s/ Kim Yee
Kim Yee
Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BergdorfGoodman.com, LLC has duly caused this Post-Effective Amendment No. 10 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 27th day of August, 2013.

BERGDORFGOODMAN.COM, LLC

By:	/s/ James E. Skinner
James E. Skinner
Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bergdorf Goodman, Inc. has duly caused this Post-Effective Amendment No. 10 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 27th day of August, 2013.

BERGDORF GOODMAN, INC.

By:	/s/ James E. Skinner
James E. Skinner
Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bergdorf Graphics, Inc. has duly caused this Post-Effective Amendment No. 10 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 27th day of August, 2013.

BERGDORF GRAPHICS, INC.

By:	/s/ James E. Skinner
James E. Skinner
Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NEMA Beverage Corporation has duly caused this Post-Effective Amendment No. 10 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 27th day of August, 2013.

NEMA BEVERAGE CORPORATION

By:	/s/ Kim Yee
Kim Yee
President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NEMA Beverage Holding Corporation has duly caused this Post-Effective Amendment No. 10 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 27th day of August, 2013.

NEMA BEVERAGE HOLDING CORPORATION

By:	/s/ Kim Yee
Kim Yee
President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NEMA Beverage Parent Corporation has duly caused this Post-Effective Amendment No. 10 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 27th day of August, 2013.

NEMA BEVERAGE PARENT CORPORATION

By:	/s/ Kim Yee
Kim Yee
President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Worth Avenue Leasing Company has duly caused this Post-Effective Amendment No. 10 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 27th day of August, 2013.

WORTH AVENUE LEASING COMPANY

By:	/s/ James E. Skinner
James E. Skinner
Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NMGP, LLC has duly caused this Post-Effective Amendment No. 10 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 27th day of August, 2013.

NMGP, LLC

By:	/s/ James E. Skinner
James E. Skinner
Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NM Nevada Trust has duly caused this Post-Effective Amendment No. 10 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 27th day of August, 2013.

NM NEVADA TRUST

By:	/s/ Kim Yee
Kim Yee
Vice President